UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2006 (January 25, 2006)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      □   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      □   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      □   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      □   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a material Definitive Agreement

         On January 25, 2006, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the "Committee") of the Board of Directors of Intergraph Corporation (the "Company") approved resolutions with respect to the following actions:

         Restricted Stock Awards to Executive Officers.  Effective as of February 1, 2006, and subject to such person's continued employment with the Company through such date, restricted shares of the Company's common stock were granted to certain executive officers of the Company, pursuant to the Company's 2004 Equity Incentive Plan (the "2004 Plan"), as follows:

Name	Title	Number of Restricted Shares
R. Halsey Wise	President and Chief Executive Officer	35,000
R. Reid French, Jr.	Executive Vice President and Chief Operating Officer	12,000
Gerhard Sallinger	President, Intergraph Process, Power & Marine	11,000
Ben Eazzetta	Chief Operating Officer, Intergraph Security, Government & Infrastructure	9,000
Larry J. Laster	Senior Vice President and Treasurer	5,000
David Lucas	Vice President and General Counsel	5,000
Larry Miles	Vice President and Controller	4,000

         The shares of restricted stock will vest and become exercisable ratably in 25% annual increments over the next four years. Notwithstanding the foregoing, the shares of restricted stock will become fully vested upon the occurrence of a change in control of the Company (as defined the award agreements) or the termination of the executive by reason of death or disability. The restricted stock awards are subject to the terms of the 2004 Plan and the individual award agreements substantially in the forms previously filed and incorporated herein by reference.

         2006 Cash Incentive Plan.  The Company's 2006 Cash Incentive Plan (the "Cash Bonus Plan") was approved. The Cash Bonus Plan is intended to provide incentives to members of management, including the Company's executive officers, in the form of cash bonus payments for achieving certain performance goals established for them. The performance awards are based upon achievement of established operating income goals (on a Company and/or division level) as well as personal business objectives ("Individual Goals"), in each case as determined by the Committee. The Individual Goals are based on revenue, operating income, specified management initiatives and/or execution against the Company's strategic plan, with each objective, in the event a participant has multiple Individual Goals, given a specified weight. The following table illustrates the weight allocated to each component of the participants' corporate, division and/or Individual Goals under the Cash Bonus Plan based on the executives' designated management level, as applicable:

Level	Corporate Goal (Percentage of Target)	Division Goal (Percentage of Target)	Individual Goals (Percentage of Target)
Corporate Executives	80%	0%	20%
Division Presidents/COOs	30%	50%	20%
Division Executives	25%	55%	20%

         Awards under the Cash Bonus Plan are based on a target bonus established by the Committee for each participant. Participants may receive 100% of the target bonus if they achieve each of the performance measures established for such participant. Actual awards can range from zero to a maximum of 200% of the target bonus. However, no bonus awards will be paid unless corporate and/or division performance, as the case may be, is greater than 60% of the applicable targets established by the Committee. The Committee will administer and make all determinations under the Plan.

         The foregoing summary of the Cash Bonus Plan is qualified in its entirety by reference to the complete text of the Cash Bonus Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

Exhibits

                 99.1    2006 Cash Incentive Plan

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                   INTERGRAPH CORPORATION

                                                                                                                   By:      /s/ Anthony Colaluca, Jr.
                                                                                                                   Name:  Anthony Colaluca, Jr.
                                                                                                                   Title:     Executive Vice President
                                                                                                                               and Chief Financial Officer

Date:     January 31, 2006